UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Empery Digital Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Delaware Supreme Court to Review Validity of ATG Capital’s Nomination Notice Prior to Empery Digital’s 2026 Annual Meeting

ISS reaffirms the Company’s view that Ryan Lane and the vast majority of the incumbent board are the best stewards of the Company and the current strategy

Urges Shareholders to Vote "FOR" All 9 of Empery Digital’s Nominees on the WHITE Universal Proxy Card

AUSTIN, Texas – September 28, 2026 – Empery Digital Inc. (NASDAQ: EMPD) (the "Company" or "Empery Digital") today informed shareholders that the Supreme Court of the State of Delaware (the “Delaware Supreme Court”) has made the determination to hear the Board’s expedited appeal regarding the nomination notice submitted by ATG Capital Management LP ("ATG") and set oral argument for October 7, 2026.

In addition, the Company notes that Institutional Shareholder Services Inc. ("ISS"), a leading independent proxy advisory firm, has recommended that Empery Digital shareholders vote "FOR" 7 of the Company’s 9 director nominees, including Ryan Lane and Rohan Chauhan, at the 2026 Annual Meeting.

Empery Digital disagrees with ISS’s decision to support any ATG director nominee and questions the glaring omissions from the ISS report. In recommending that shareholders vote for Mr. Gliksberg, ISS omits any mention of the factual findings made against Mr. Gliksberg by the Court of Chancery, the holding sanctioning Mr. Gliksberg for intentionally destroying documents relating to his campaign, or the fact that the Delaware Supreme Court has made the determination to review the case on an expedited basis, before the election.

Perhaps ISS understood that addressing the issue of Mr. Gliksberg’s character was irreconcilable with the values that ISS purportedly espouses.

The Board alleged that Mr. Gliksberg concealed a voting scheme with Tice Brown. Mr. Gliksberg denied this. Evaluating Mr. Gliksberg’s defenses against the Board’s allegations, the Court of Chancery sided with the Board finding that the “evidence suggests otherwise.” It discredited Mr. Gliksberg’s testimony. It noted that the Board “had reason to be suspicious” and characterized Mr. Gliksberg’s coordination with Mr. Brown as “furtive,” which is to act in “stealth.”

The Board proved that Mr. Gliksberg acted to hide his economic and voting arrangements with Mr. Brown, likely in violation of federal securities laws. Mr. Gliksberg was then sanctioned by the Court of Chancery for the destruction of shareholder campaign documents. ISS apparently believes that none of this bears mentioning to shareholders.

The Company continues to strongly believe that Mr. Gliksberg is not fit to serve on our board. Mr. Gliksberg has acknowledged that he “didn’t really have a plan” for the Company. He has never conducted due diligence into the Company or industry, never sought a dialogue with the Board or management, and never sought a conversation with Hunt Properties. Instead, Mr. Gliksberg had his father-in-law inform nominees that their role on the Board of Empery Digital would “pay about 40k a year for very little work.”

If elected, ATG also intends to seek reimbursement from Empery Digital shareholders for nearly $10 million in expenses, including litigation fees ATG incurred trying to hide the fact that it destroyed evidence, and for which the trial court sanctioned ATG. Shareholders should reject ATG’s nominees and vote “FOR” all 9 of Empery Digital’s nominees on the WHITE universal proxy card.

PROTECT YOUR INVESTMENT. VOTE THE WHITE PROXY CARD TODAY.

To protect the long-term value of their investment, it is essential that shareholders support Empery Digital's full slate. Shareholders should vote "FOR" all 9 of Empery Digital's director nominees – Ryan Lane, John Kim, Ian Read, Matthew Homer, Jonathan Foster, Örn Ólason, Adrian Solgaard, Rohan Chauhan and E. Taylor Robertson – and other proposals on the WHITE proxy card, and "WITHHOLD" on all four ATG nominees. Shareholders of record as of the close of business on September 2, 2026, are entitled to vote at the 2026 Annual Meeting. Shareholders must cast their votes on or before 11:59 p.m. Eastern Time on October 13, 2026, to ensure they are counted.

For more information, including voting instructions, please visit ProtectEmpery.com.

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Please do not return any gold proxy card from ATG. If shareholders have already returned a gold card, they can change their vote by signing, dating and returning the WHITE proxy card today. Only the latest-dated proxy will be counted.

If shareholders have any questions or require assistance with voting their WHITE proxy card, please contact the Company's proxy solicitation firm, Okapi Partners, at 1-877-839-1065 (Toll-Free) or info@okapipartners.com.

About Empery Digital

Empery Digital is focused on building long-term shareholder value through its disciplined capital allocation strategy. The Company employs a bitcoin treasury strategy and is strategically expanding into AI infrastructure and data center investments, partnering with operators that have decades of real-estate and energy infrastructure development experience to capture growth at the intersection of digital assets and next-generation compute. Empery Digital is committed to transparency, efficiency, and accountability, applying rigorous decision-making to drive sustainable, long-term shareholder value.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “believe,” “continue,” “could,” “expect,” “focus,” “forward,” “future,” “growth” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” “would,” “urge” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, statements regarding our strategy, future operations, future financial position, return on investments including, but not limited to, statements relating to: the status of the strategic partnership with Hunt Properties and the Hunt Family and expected benefits therefrom; the signing of the lease and closing of the acquisition of the Midwest facility and the timing regarding the lease execution and closing of the acquisition; the status and conversion of the Midwest facility into a data center; the execution of a definitive triple net lease agreement for the Midwest facility with the same or similar terms to the LOI, the expected total lease payments and returns on investment that may be realized in connection therewith; the expectations and timing for the beginning of cash flow from the data center investments; the development of the campus in West Texas and the timing and returns associated therewith, including the timing of expected first power; ATG’s expectations regarding reimbursement of its expenses; the status of and ability to resolve the matter with ATG Capital and the continued defense and against litigation brought by ATG Capital, including the Delaware Supreme Court’s interlocutory appeal; the Company’s bitcoin strategy and statements relating to the Company’s ability to create value for shareholders.

Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include the risks and uncertainties regarding, among other things: our ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or CDP, or with potential data center tenants; the significant valuation uncertainty associated with the Company’s data center investments and the Company’s ability to realize a return on such investments; the Company’s limited ability to influence the operations, governance and strategic direction of its minority, non-controlling investments; the ability of CDP and Hunt Properties to negotiate and execute definitive long-term leases on commercially acceptable terms; potential delays or other impediments, including regulatory, in the development of proposed data centers; the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the Company’s stock price may be highly correlated to the price of the digital assets that it holds; increased competition in the industries in which the Company operates; significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; the treatment of crypto assets for U.S. and foreign tax purpose; the Company’s ability to generate revenues from sales and generate cash from financing of inventory, sale of its products and Bitcoin derivatives; significant decrease in the market value of the Company’s Bitcoin holdings; the Company’s reimbursement of expenses incurred in connection with its activist defense matters pursuant to insurance coverage; the Company’s ability to obtain additional financing through equity or debt offerings, obtain borrowings from financing arrangements or generate cash from the sale of Bitcoin and the competitive environment of our business. Other risks and uncertainties include those identified under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, (as amended by Form 10-K/A filed with the SEC on April 21, 2026), and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and any subsequent filings with the SEC.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements reflect our views as of the date hereof. We do not assume and specifically disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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Important Additional Information

The Company has filed a definitive proxy statement on Schedule 14A and an accompanying white proxy card. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE 2026 ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE 2026 ANNUAL MEETING. Stockholders will be able to obtain a free copy of the Company’s definitive proxy statement, accompanying white proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://ir.emperydigital.com/sec-filings/all-sec-filings.

The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies from shareholders in connection with the 2026 Annual Meeting. Information regarding the identity of the participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement.

Empery Digital Contacts

For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com

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